UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 28, 2012

Ladenburg Thalmann Financial Services Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-15799	650701248
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., 12th Floor, Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 409-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Ladenburg Thalmann Financial Services Inc. held its 2012 annual meeting of shareholders on September 28, 2012. Listed below are the matters voted upon and the final results of such voting:

1. Our shareholders elected each of the individuals nominated for election for a one-year term and until their successors are elected and qualified as follows:

Name	For	Authority Withheld	Broker Non-Votes
Henry C. Beinstein	125,403,082	7,418,261	35,982,855
Dr. Phillip Frost	119,905,717	12,915,626	35,982,855
Brian S. Genson	125,891,259	6,930,084	35,982,855
Saul Gilinski	126,097,931	6,723,412	35,982,855
Dmitry Kolosov	126,095,899	6,725,444	35,982,855
Dr. Richard M. Krasno	125,883,998	6,937,345	35,982,855
Richard J. Lampen	125,976,662	6,844,681	35,982,855
Howard M. Lorber	119,905,576	12,915,767	35,982,855
Jeffrey S. Podell	126,098,009	6,723,334	35,982,855
Richard J. Rosenstock	124,784,141	8,037,202	35,982,855
Jacqueline M. Simkin	126,013,022	6,808,321	35,982,855
Mark Zeitchick	124,782,706	8,038,637	35,982,855

2. Our shareholders approved the advisory vote on executive compensation, which we refer to as the “say on pay” vote, as follows:

For	Against	Abstain	Broker Non-Votes
125,388,118	1,771,565	5,661,652	35,982,863

3. Our shareholders approved the Amended and Restated Ladenburg Thalmann Financial Services Inc. Qualified Employee Stock Purchase Plan as follows:

For	Against	Abstain	Broker Non-Votes
125,844,913	1,345,426	5,630,996	35,982,863

4. Our shareholders ratified the selection of EisnerAmper LLP as our independent registered public accounting firm for 2012 as follows:

For	Against	Abstain	Broker Non-Votes
160,666,405	2,539,337	5,598,456	N/A

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ladenburg Thalmann Financial Services Inc.

October 1, 2012	By:	/s/ Brett H. Kaufman

Name: Brett H. Kaufman
Title: Senior Vice President and Chief Financial Officer